Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:Kenneth J. Stephon

Chairman, President and CEO

(856) 656-2201, ext. 1009

WILLIAM PENN BANCORPORATION ANNOUNCES

SECOND STOCK REPURCHASE PROGRAM

BRISTOL, PENNSYLVANIA, June 9, 2022 — William Penn Bancorporation (“William Penn” or the “Company”) (NASDAQ CM: WMPN), the parent company of William Penn Bank (the “Bank”), today announced that the Company’s Board of Directors has authorized a new stock repurchase program to acquire up to 771,445 shares, or approximately 5.0%, of the Company's currently issued and outstanding common stock, commencing upon the completion of the Company’s existing stock repurchase program. The new stock repurchase program was adopted following the Company’s consultation with the Federal Reserve Bank of Philadelphia.

On March 11, 2022, the Company announced its first stock repurchase program, which became effective on March 25, 2022 and authorized the purchase of up to 758,528 shares. Under this previously announced program, 234,618 shares of common stock have been repurchased at a cost of $2,859,013, or $12.19 per share. As of June 8, 2022, there are 523,910 shares remaining to be repurchased under this existing program.

Repurchases will be conducted through open market purchases, which may include purchases under a trading plan adopted pursuant to Securities and Exchange Commission Rule 10b5-1, or through privately negotiated transactions.  Repurchases will be made from time to time depending on market conditions and other factors.

The repurchase program does not obligate the Company to purchase any particular number of shares, and the timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions,  and other corporate liquidity requirements and priorities.  There is no guarantee as to the exact number of shares to be repurchased by William Penn.

About William Penn Bancorporation

William Penn Bancorporation, headquartered in Bristol, Pennsylvania, is the holding company for William Penn Bank, which serves the Delaware Valley area through thirteen full-service branch offices in Bucks County and Philadelphia, Pennsylvania, and Burlington, Camden and Mercer Counties in New Jersey.  The Company's executive offices are located at 10 Canal Street, Suite 104, Bristol, Pennsylvania 19007.  William Penn Bank's deposits are insured up to the legal maximum (generally $250,000 per depositor) by the Federal Deposit Insurance Corporation (FDIC).  The primary federal regulator for William Penn Bank is the FDIC.  For more information about the Bank and William Penn, please visit www.williampenn.bank.

Forward Looking Statements

This news release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions, the effect of the COVID-19 pandemic (including its impact on our business operations and credit quality, on our customers and their ability to repay their loan obligations and on general economic and financial market conditions), changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows, changes in the quality or composition of our loan or investment portfolios and our ability to successfully integrate the business operations of acquired businesses into our business operations, and that the Company may not be successful in the implementation of its business strategy or its deployment of the proceeds raised in its second step conversion offering. Additionally, other risks and uncertainties may be described in William Penn’s Annual Report on Form 10-K for the year ended June 30, 2021, which is available through the SEC’s EDGAR website located at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as may be required by applicable law or regulation, William Penn assumes no obligation to update any forward-looking statements.